FORBEARANCE AGREEMENT

     THIS FORBEARANCE AGREEMENT (the “Agreement”) is dated as of March __, 2012 among the parties identified on Schedule A that execute the signature page hereto (each a “Lender” and collectively the “Lenders”), and CYBRA Corporation, a New York corporation (“CYBRA”).

     WHEREAS, each of the Lenders is presently the holder of a CYBRA 8% Convertible Debentures due April 10, 2011 (a “Debenture”, and collectively, the “Debentures”) in the outstanding principal amount as set forth on Schedule A. The Debentures were initially issued pursuant to a Securities Purchase Agreement dated April 10, 2006 (“SPA”). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Debentures;

     WHEREAS, the Lenders agree to forebear from taking certain action as set forth in this Agreement;

     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, CYBRA and the Lenders agree as follows:

     1.     Each Lender for itself only agrees to forebear from taking any action to enforce collection of its Debenture until the earlier of (i) December 31, 2012 or (ii) the occurrence of a Material Adverse Event (the “Forbearance”). For purposes of this Agreement, a “Material Adverse Event” shall mean any eventhaving a Material Adverse Effect (as defined in the SPA).

     2.     This Agreement shall be valid and enforceable against each of the Lenders once Lenders holding a majority of the total outstanding principal balance of the Debentures as set forth on Schedule A execute this Agreement.

     3.     In the event any holder of a Debenture shall bring an action to enforce the terms of its Debenture, the Forbearance shall be null and void, ab initio.

     4.     All other terms and conditions of the Debentures, including the accrual of default interest, liquidated damages, if any, and all obligation of CYBRA to the Lenders shall remain in full force and effect and payable. The notice, forum selection and choice of law provisions of the Debentures shall apply to this Agreement.

     5.     This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to any other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or electronic transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or electronic signature were an original thereof.

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FORBEARANCE AGREEMENT

Signature Page

     IN WITNESS WHEREOF, the parties hereto have caused this Forbearance Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CYBRA

CYBRA Corporation

s/: Harold Brand
By: Harold Brand
Its: Chairman and Chief Executive Officer

FORBEARANCE AGREEMENT

Signature Page

LENDERS

Alpha Capital Anstalt	Ellis International, Ltd.

s/Konrad Ackerman	s/Mendy Sheen
By: Konrad Ackerman	By: Mendy Sheen
Its: Director	Its: Director

Brio Capital LP	Sam Rothman

s/ Shaye Hirsch	s/Sam Rothman
By: Shaye Hirsch
Its: Manager of its GP

Otto Weingarten	Nathan Retek

s/Otto Weingarten	s/ Nathan Retek

Abraham Gross	Sarah Katz

s/ Abraham Gross	s/Sarah Katz

Reuven Kaufman	Tova Weisz / Jessica Weisz

s/Reuven Kaufman	________________________

United Ten Foundation	Sharei Chaim AT

s/Abraham Hoffman	________________________
By: Abraham Hoffman	By:_____________________
Its: Pres.	Its:_____________________

Designs by FMC, Inc.

________________________
By: William Nussen
Its:_____________________

Schedule A

Lender	Note Principal
Alpha Capital Anstalt	$390,000
Otto Weingarten	$250,000
Ellis International, Ltd.	$115,000
Brio Capital LP	$60,000
Sam Rothman	$50,000
Nathan Retek	$20,000
Abraham Gross	$60,000
Sarah Katz	$100,000
Designs by FMC, Inc. Wiliam Nussen	$100,000
United Ten Foundation, Abraham Hoffman	$100,000
Sharei Chaim AT	$75,000
Reuven Kaufman	$50,000
Tova Weisz / Jessica Weisz	$50,000
Total	$1,420,000